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                               Rule 424(b)(2)
                               File No. 33-56349

PRICING SUPPLEMENT NO. 1, DATED SEPTEMBER 2, 1998
(To Prospectus Dated April 4, 1995, as supplemented by a Prospectus Supplement Dated August 24, 1998)

CENTRAL HUDSON GAS & ELECTRIC CORPORATION
Medium-Term Notes, Series B

Principal Amount($):   $15,000,000

Original Issue Date:   September 8, 1998

Issue Price(%):   100%

Stated Maturity:   September 10, 2001

Interest Rate(%):   5.93%

Interest Payment Dates: each January 1 and July 1, and at
          Maturity

Agents' Discount or Commission(%):   .350%

Net Proceeds to the Company
(before deducting expenses)($):   $14,947,500

Authorized denominations:  $1,000 and integral multiples
                           thereof

Form:  Book-Entry [X] Certificated [   ]
(Note: Payments of interest on Book-Entry Notes will be made by wire transfer to the registered holder thereof, which will be the nominee of The Depository Trust Company.)

CUSIP No. 15361G   AC 9

Redemption:
    [X] The Offered Notes cannot be redeemed prior to Stated
    Maturity.
    [   ] The Offered Notes may be redeemed in whole, at any
    time, or in part, from time to time, prior to Stated
    Maturity.
    Initial Redemption Date:   N/A
    Initial Redemption Price:   N/A
    Reduction Percentage:   N/A
    Redemption Limitation Date:   N/A

Additional Terms:   None

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES
COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT OR THE APPLICABLE PROSPECTUS OR PROSPECTUS
SUPPLEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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